Exhibit 99.2

Tidewater (TDW)

Capital One Southcoast 2010 Energy Conference, December 7, 2010

Host - Pierre Conner

Very glad to be able to have the next presentation, they’ll be Tidewater. Tidewater, as you probably all know, is the largest OSV operator in the world today. They’ve been transforming their fleet over the last several years with the world’s largest new-build program. Which people call the stealth new-build program; I’m not sure everybody realizes that. Over the course of about 6 years, basically, they have been able to effectively cut their average fleet age in half. Tidewater is very unique also in that not only do they set the standard for marine safety performance, but actually have set the standard for industrial safety performance. I’m particularly pleased to be able to have with us, Dean Taylor the Chairman, President, and CEO; as well as Joe Bennett who is Executive Vice-President and Director of Investor Relations; and they will be available in the breakout session following. With that I’m going to turn it over to Dean.

Dean Taylor

Thank you, Pierre. First, apologies to all, we thought we were presenting at 2:20 and I guess we’re closer to it than we are to 2:00. I apologize for being late, my mistake. Thank you all for being here this afternoon, we appreciate your interest in our company. We have our normal forward-looking statement. Joe and I will be making some statements that will not be statements of fact, but will be hazarding as to our view of the future, and we hope everyone understands that.

Key takeaways that we would like you to take with you this afternoon after our presentation are the following. As Pierre mentioned, we do have a culture of safety and operating excellence. We have a history of earnings growth and solid returns. We have the world’s largest and newest fleet. That will provide the basis for continued earnings growth in better times. We have the strongest balance sheet that should allow us to act upon available opportunities.

Now, before the Macondo incident April 20th, when we used to talk about our safety program we would get a resounding yawn from the audience. No one much gave a hoot, people would say, ‘what’s this have to do with us?’ We would point out that some investors felt like companies that had a good safety record would pay that much attention to the rest of the operating facets of their business. But, not many investors did in fact. One large holder of ours, State Farm Insurance Company, told me when he bought our shares about ten years ago that he was buying safety record. I think he’s been a pleased investor. But, since Macondo of course, safety has become much more important in everyone’s mind. Now, you may or may not be aware, but it was our vessel that rescued all 115 survivors from the Deepwater Horizon. It was an accident that we were along side the drilling rig. We happened to be taking back the mud that was being pumped out of the well. It was an accident that we were along side at the time of the accident, but it was no accident the response of our crew, to what came to be the tragedy that occurred. The crew had been properly trained. They were properly outfitted. They not only had the right training, they not only had the right outfit, but then they did the right thing. They hung in there, launched the rubber dingy, within 45 minutes they had all 115 survivors off of that rig onto our ship, and that was no accident. It was the result of the safety culture that we have at Tidewater.

This gives a comparison of our safety record to what are considered to be leading companies in their industries in terms of safety. Our safety record is better than Dow Chemical’s, it’s better than DuPont’s, it’s better than Exxon Mobile’s, in terms of total recordable incident rate. It would also be better in terms of lost time incident rate, something of which we are very proud and something we pay a lot of attention to. We hope you will understand that this, in fact, should provide more benefits to you as investors as time goes forward because I think that in the future the E&P operators are going to be spending much more time worrying about what contractors they contract with, in terms of their safety records and that should inure to our benefit.

This slide just gives a picture of our earnings growth through time. Of course, our earnings haven’t been growing the last couple of years, but it shows the tremendous earnings potential within the structure of our company. In 2005 when we were making $1.78 a share, I would not have bet, not the north forty or the south forty, I wouldn’t have even bet one of the barns that within four years we would be making $8.00 a share of earnings within our company. I just didn’t think that the leverage was there, but it in fact was there. We think that the operating earnings leverage of our company is greater now in comparison to the time period 2005 to 2008. We think the operating leverage of our company, the potential, is greater now than it was in 2005.

We have not only the largest fleet in the industry, but the largest modern fleet in the industry. We’ve built of made commitments for 238 vessels in the last 8 years. You can see that the commitments under what we’ve built or bought have been pretty evenly spaced amongst anchor handlers, platform supply vessels, crew-boats, and tugboats. The major investment of course you can see is between, in terms of dollars, between anchor handlers and platform supply vessels. We’ve made commitments for about $3.5 billion of new ships. That’s quite a significant drain on our ability to pay dividends and special dividends or to otherwise give back money to our shareholders. But in fact, we did in the period 2008 to 2009, when other people were buying assets for what we felt like were overly inflated prices, we gave back about $600 million during that same period of time by buying back shares from our shareholders.

This slide gives an idea of what we were doing in terms of vessel acquisitions. You can see in the early 2000’s we were acquiring, rather than building equipment. When equipment prices started to rise in 2003, 2004, 2005 and there on, we ordered more equipment than we bought on the secondhand market. Then you can see in 2010 and for 2011, we’re acquiring much more equipment than we are building. Our bent is to acquire existing equipment rather than to build more equipment into the marketplace.

We still have some runoff from our prior construction program that we will take delivery of in 2012 and 2013. This slide just gives you an idea of what we have been doing with your cash.

In addition to the 230 vessels that we have built or bought, or made commitments for, we have another 30 presently in the pipeline. If you look on the bottom of the slide, if you have the presentation in front of you, it gives an estimated delivery schedule for the 30. I would remind everyone that the delivery schedule is just an estimate; there probably will be some slippage this quarter. And perhaps next quarter, as a result of Christmas holidays and Chinese New Year but, we don’t expect the slippage in the delivery schedule to be overly significant. What’s on your slide is what was represented as of the end of September. I think there’s been a little bit of slippage since then.

Pierre talked about what we’ve done with our average fleet age, you know we’re not in the average fleet age business. A lot of companies will sit up and say, ‘you know we’ve got the youngest fleet in the industry.’ I think that’s material to a certain extent. The customer ultimately cares about fleet age when the market is in his favor. When the market is in our favor, the customer doesn’t care about average fleet age. But at the end of the day, the question is not about how young our fleet is, but what kind of returns are we providing with our fleet, whatever it’s age, to our investors. Our fleet age is material in that we don’t have to continue, we shouldn’t have to continue, to make these massive investments in the recapitalization of our company in the future once we get our average fleet age down to some reasonable number.

At any rate this slide gives an indication to what’s happening to our fleet age as we continue to make commitments for new equipment, as we continue to dispose of some of our older equipment. You take the average economic age of our fleet that is, if you consider the fact that 90% of our earnings are coming from our new fleet and only 10% earnings are coming from our old fleet, our average economic age of our fleet is about 6.2 years.

Now, we have some investors that say, ‘Well Tidewater why don’t you go out and do an acquisition?’ Well we’ve been trying to do a company sized acquisition for a while and I’m sure many of you are tired of hearing me say that we are continuing to try and we have not been successful. But, this is what we’ve done in the last five quarters; we’ve made commitments for 29 vessels at a price of about $577 million, which would be a relatively decent sized acquisition in our business. These 29 ships are ships that we want. In any acquisition that you do when do a company acquisition, you get a number of ships that you don’t want and that you don’t need. Every one of these 29 ships is something that will fit nicely into our portfolio. Will fit nicely into our EVA calculations of what’s going to provide a decent return to you, our investors, in our portfolio. We feel like although we’ve not our acquisition in a big gulp, we’ve taken a lot of little bites. We’ve had an effective acquisition over the last five quarters. Then I’m going to pass the podium to Joe. He’s got some more information for you, thank you very much for your attention.

Joe Bennett

Thank you, Dean. And again, Pierre, thank you for the invite to speak here. It’s always good to be back home, talking in my hometown. Well, Dean just covered that we’ve spent the better part of $3.5 billion, just recently $577 million. Well, how do you pay for that? We just did a private placement debt offering that actually closed before September 30th, but the funding didn’t occur until mid-October. And, then ultimately right at the end of this calendar year we’ll finish the funding of that. Total is $425 million with an average life to maturity of 9 years, and a really nice, attractive interest rate of 4.25%. So, we were able to use our balance sheet strength to lock up this financing. So when you look at this, since this debt wasn’t around at the end of September 30th, we did a little pro-forma balance sheet just rolling all that $425 million onto the balance sheet. With our equity level at about $2.5 billion, still a nice net debt to net capitalization of only 12%. And total debt to cap a very manageable 25%, in fact, that’s a little overstated cause, in fact, we had a little bit drawn on our revolver that we paid off. Actually, the real number going forward is about 22% on a total debt to cap basis. So, still a very comfortable level and clean balance sheet, more important this debt facility provides us nice liquidity as we go forward and look for additional acquisitions of either companies or individual assets, to the tune on a pro-forma basis of about $800 million of liquidity, the revolver for $450, and the cash balance here puts us in nice stead for what we want to do continually in the future.

We can’t go through any of presentations without putting a little P&L information up. There’s not doubt this is on a six month basis, we’re a March fiscal year-end. And there’s no doubt that this year, financially performance is not as good as it was last year. You see the reduction in revenue as our working fleet count actually comes down with the disposal of old vessels out of our fleet and kind of a commensurate change reduction in earnings. The net cash from operations, still strong, was about $150 million during the six month period. But our CapEx we knew our CapEx was going to be very strong this fiscal year as we take possession of the boats that were under construction and do some of these other acquisitions that we’ve done during the course of this year.

Again, as you look back during a similar time frame to what Dean was talking about, the last 10 years since we began this fleet replacement and enhancement program, where have we spent our cash? Well, primarily on CapEx. The green column is the CapEx number. Dividends, we’ve been consistent dividend payers. We’ve increased our normal dividend a couple of years ago, and actually as Dean mentioned before, during the up tick , when boat prices got pretty aggressively priced, we pulled back on our CapEx program and brought back a little over a half a billion dollars worth of shares.

The line is our cash flow from operations, so at times we generate excess cash from operations. That hasn’t been the case as many years as what we would like, but we feel like we’re starting to get to the end of this major CapEx program. A real selling point, I think of our company, is the expected future earnings capability, cash flows and hopefully free cash flows.

One of our real core strengths, and we’ve talked about this for years, is our international infrastructure. In today’s time, it’s unique and it’s very important. We have a global footprint that is very unique in our business among the competition. With over 50 years of operating internationally in many of the regions that we currently have operations in the world, an unmatched scale and scope of operations. You’ll see that in a second. The international arena is an attractive one and has been for several years now. It is a growth sector. The MP spending that is happening internationally is certainly better than what it is in the U.S. market. Longer contracts, usually better utilization and higher day rates, and a very solid customer base of NOCs and IOCs, and you’ll see another slide in a second.

Our boots are on the ground, our people are spread around the world. Every one of those boots represent operational offices that we have around the world to service our customers. As we make a quick pass through the world with a number of boats and the percentage of our total fleet count of active boats. We’ve excluded all of our stacked equipment here. About 127 boats that operate in the largest region of the world for us in West Africa. The next largest is in Central South America, geared primarily to Mexico and Brazil. The Far East, Southeast Asia, Australia with 42 boats; the Middle East, maybe one or two boats at times in the North Sea. Then our smallest region, North America, with only 18 active boats, which at this time, considering the activity level in the Gulf of Mexico, is a kind of a good thing to be small. How does that compare to ten years ago, we’re currently 94% of our fleet is international, ten years ago 62%. So, we’ve, over time, moved to where our customers have moved, and to where they are spending their money.

Vessel population by owner, this is only the anchor handlers and PSV, the kind of the core group of assets in our business and how we stack up. 288 these are all as of early November count, and the next five competitors with their boat counts, to see where they are. And, I think the most important part of this slide is the last column, which you can barely see, is there are probably another 300 to 400 other competitors that have an average vessel count of 5 boats. So it is a very fragmented business, a lot of local players, mom and pops around the world that make up the total population of about 2500 boats of these sorts around the world.

Our revenue mix, as we mentioned before, a good group of customers driven largely by super-majors and NOC’s. You see they account for about 65% of our revenue stream. Again a group of customers that tend to have good financial wherewithal to continue their larger projects and their spending efforts. And our top ten customers include 6 super-majors, 3 NOC’s and 1 large independent, and they account for about 63%, 65% of our total revenue base.

Again, just to step back to look at the macro picture, there are about 2500 anchor handlers and PSV’s in the worldwide industry. This is through ODS-Petrodata. Approximately 800 of those vessels are 25 years old or older and are moving out of our fleet at a pretty quick pace. There are currently about 365 new vessels of this type that should enter the fleet over the next couple of years. But, what we have seen over the last, primarily two years, is very minimal numbers of new construction contracts. So, what you will probably see at this conference three years from now, is another two bars in 2011 and 12 that probably average about 200, 250 or so vessel deliveries and then probably a big drop off in vessel deliveries thereafter. And who knows what the market will be like, who knows what the shipyards will be like, and what kind of pricing they will be asking for during that time frame, but that’s where it sits today.

And then lastly we kind of finish our slides over this past year talking about the earnings potential of this company. And we talk about where might we be two or three years from now. And we pick that time frame because that’s when, we have thirty boats under construction today, and those will be delivered. We think that we will continue to acquire, and at least for this assumption and sensitivity analysis, we’ll pick up another, on average, 20 boats a year on top of that. So, we end our fleet in 2014 with no old boats left in our fleet, and a new fleet that averages about 270 boats. If those 270 new boats act with the same statistics as they did in the September quarter just ended, 85% utilization, just short of $15,000 average day rate and the same operating margin that existed during the September quarter, then we would earn about $4.20 of earnings. If you keep the utilization the same, but just bump that average day rate by 10%, then earnings goes to about $6.00. You bump the utilization one more time to 90%, which we would call a practical full utilization. And you bump the day rate, the average day rate, just 10% more, and then it grows to about $9.50 of earnings.

This is not meant to be a prediction of earnings in the future but more of a representation of what the capacity of this new fleet can be. By no means do we believe this to be peak earnings because I think in a good market, a market that was quite identical to what we saw a few years ago, the average day rate, I believe, would surpass this $17, $18,000 number. So, it’s important to understand that, that’s the story. We usually wrap up all of the presentations with this.

Our financial strategy is one that’s focused on creating long-term shareholder value. With that, we like to, and have demonstrated that we maintain our financial strength, a good strong balance sheet. We’re an EVA based investments, which is a concentration on return on capital, on a through cycle basis. Not getting absorbed into a overly bad market or a good market, but over time we’re buying and investing in 25, 30 year assets, and we look at it and analyze it in that way and obviously the third leg is to deliver results and Dean showed that before. So with that, any questions? You got it. Thank you very much.

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